2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form 10-K of our audit report dated April 15, 2013 relative to the financial statements of IC Punch Media, Inc., formerly IC Places, Inc., as of December 31, 2012 and 2011 and for each of the two years then ended as incorporated by reference in the registration statement on Form S-8, filed February 26, 2010.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

On January 1, 2012, the audit firm of Randall N. Drake CPA, P.A. changed its name to Drake & Klein CPAs.  The change was reported to the PCAOB as a change of name.  This is not a change of auditors for the Company.

On December 17, 2012, the audit firm of Drake & Klein CPAs changed its name to DKM Certified Public Accountants.  The change was reported to the PCAOB as a change of name.  This is not a change of auditors for the Company.

/s/ DKM Certified Public Accountant

DKM Certified Public Accountants

f/k/a Drake & Klein CPAs

f/k/a Randall N Drake CPA PA

Clearwater, Florida

April 15, 2013